UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2022

Date of Report (Date of earliest event reported)

Lionheart Acquisition Corporation II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39445	84-4117825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4218 NE 2nd Avenue, Miami, FL	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LCAPU	The Nasdaq Capital Market LLC
Class A Common Stock, par value $0.0001 per share	LCAP	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	LCAPW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Lionheart Acquisition Corporation II (the “Company”) previously announced that it will hold a special meeting of stockholders on Thursday, January 27, 2022 at 11:00 AM, Eastern Time (the “Special Meeting”) to vote to extend the date by which the Company has to complete a business combination from February 18, 2022 to August 18, 2022 (the “Extension”).

On January 24, 2022, the Company issued a press release encouraging its stockholders to vote in favor of the Extension and requesting the prompt submission of votes.

The press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statement and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2022

LIONHEART ACQUISITION CORPORATION II

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman, President and Chief Executive Officer

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